EX-99.28(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, and to the incorporation by reference of our reports dated February 21, 2020 on the financial statements and financial highlights of Driehaus Emerging Markets Growth Fund, Driehaus Emerging Markets Small Cap Growth Fund, Driehaus International Small Cap Growth Fund, Driehaus Micro Cap Growth Fund, Driehaus Small Cap Growth Fund, Driehaus Active Income Fund, Driehaus Event Driven Fund and Driehaus Emerging Markets Opportunities Fund (formerly Driehaus Multi-Asset Growth Economies Fund) (the Funds comprising the Driehaus Mutual Funds) included in the combined Annual Report to Shareholders for the year ended December 31, 2019, filed with the Securities and Exchange Commission, in this Post-Effective Amendment No. 140 to the Registration Statement (Form N-1A, No. 333-05265) and related Prospectus and Statement of Additional Information of the Driehaus Mutual Funds.

/s/ ERNST & YOUNG LLP
Chicago, Illinois April 29, 2020